The Amended and Restated Participation Agreement dated December 2, 2004 by and among USAllianz Variable Insurance Products Trust (now Allianz Variable Insurance Products Trust), Allianz Life Insurance Company of North America, and BISYS Fund Services Limited Partnership is hereby amended by deleting the existing Schedule A, and inserting in lieu thereof the following:


                                   SCHEDULE A

                            AMENDED NOVEMBER 29, 2006



FUNDS AVAILABLE UNDER THE CONTRACTS
AIM Basic Value Fund
AZL AIM International Equity Fund
AZL Columbia Technology Fund
AZL Davis NY Venture Fund
AZL Dreyfus Founders Equity Growth Fund
AZL Dreyfus Premier Small Cap Value Fund
AZL First Trust Target Double Play Fund
AZL Franklin Small Cap Value Fund
AZL Jennison 20/20 Focus Fund
AZL Jennison Growth Fund
AZL LMP Large Cap Growth Fund
AZL LMP Small Cap Growth Fund
AZL Legg Mason Growth Fund
AZL Legg Mason Value Fund
AZL Money Market Fund
AZL Neuberger Berman Regency Fund
AZL OCC Opportunity Fund
AZL OCC Renaissance Fund
AZL OCC Value Fund
AZL Oppenheimer Developing Markets Fund
AZL Oppenheimer Global Fund
AZL Oppenheimer International Growth Fund
AZL Oppenheimer Main Street Fund
AZL TargetPLUS Equity Fund
AZL PIMCO Fundamental IndexPLUS Total Return Fund
AZL Van Kampen Aggressive Growth Fund
AZL Van Kampen Comstock Fund
AZL Van Kampen Equity and Income Fund
AZL Van Kampen Global Franchise Fund
AZL Van Kampen Global Real Estate Fund
AZL Van Kampen Growth and Income Fund
AZL Van Kampen Mid Cap Growth Fund
AZL Van Kampen Strategic Growth Fund



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SEPARATE ACCOUNTS UTILIZING THE FUNDS
Allianz Life Variable Account A
Allianz Life Variable Account B


CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALLIANZ LIFE VARIABLE ACCOUNT A:            USAllianz LifeFund
                                            ValueLife
                                            Valuemark Life

ALLIANZ LIFE VARIABLE ACCOUNT B:    Allianz Alterity
                                            Allianz Custom Income
                                            Allianz Elite
                                            Allianz High Five
                                            Allianz High Five Bonus
                                            Allianz High Five L
                                            Allianz Rewards
                                            Allianz Valuemark II
                                            Allianz Valuemark III
                                            Allianz Valuemark IV
                                            Allianz Valuemark Income Plus
                                            USAllianz Charter
                                            USAllianz Charter II
                                            USAllianz Dimensions


IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this amendment to the participation agreement as of November 29, 2006.


BISYS FUNDS SERVICES LIMITED PARTNERSHIP            USALLIANZ VARIABLE INSURANCE
BISYS FUNDS SERVICE, INC. ITS GENERAL PARTNER       PRODUCTS TRUST


By:      /s/ Fred Nadaff                          By:       /s/ Jeffrey Kletti
Name:    Fred Nadaff                              Name:     Jeffrey Kletti
Title:   President                                Title:    President


ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
By:      /s/ Frank C. Tonnemaker
Name:    Frank C. Tonnemaker
Title:   Senior Vice President II